Exhibit 99.2

Altair Announces Agreement to Acquire Datawatch

TROY, Michigan and BEDFORD, Massachusetts – November 5, 2018 – Altair (Nasdaq: ALTR) and Datawatch Corporation (Nasdaq-CM: DWCH) today announced the signing of a definitive merger agreement under which Altair has agreed to acquire Datawatch. Under the terms of the agreement, Altair will pay $13.10 per share in cash, representing a fully diluted equity value of approximately $176 million. The transaction was unanimously approved by the Boards of Directors of both companies.

James Scapa, Altair’s Founder, Chairman, and Chief Executive Officer, commented, “Bringing Datawatch into Altair should result in a powerful offering consistent with our vision to transform product design and decision making by applying simulation, data science and optimization throughout product lifecycles. We see a convergence of simulation with the application of machine learning technology to live and historical sensor data as essential to creating better products, marketing them efficiently, and optimizing their in-service performance. Datawatch is a great team of people with best-in-class products, and we look forward to their joining us.”

Altair believes the acquisition of Datawatch is compelling for a number of reasons, including:

•	The data analytics and data science markets are evolving rapidly to leverage many of the same technologies, such as high-performance computing and visualization, as Altair has been leveraging in simulation for many years.

•	Datawatch’s solutions, which include data prep, data prediction, and real-time high-volume data visualization technologies, are highly relevant and applicable to almost any company and vertical market.

•	There is strong opportunity to cross-sell Datawatch products into Altair’s primarily manufacturing customer base, which will be facilitated by applying Altair’s proven licensing models to Datawatch solutions.

•	Datawatch’s historical strength has been in the financial services and capital markets sectors. There is meaningful opportunity to disrupt these markets and expand usage by making it easier to access products through Altair’s licensing model, and there is a cross-sell opportunity with some relevant Altair products in these markets.

Michael Morrison, Chief Executive Officer of Datawatch, added, “The Datawatch team is excited to join Altair and benefit from its long track record of success with developing and bringing to market highly differentiated software technology across diverse industry verticals. We feel great about the cultural alignment and look forward to driving continued innovation in our market-leading solutions as an integral part of Altair’s vision.”

Terms of the Transaction

Under the terms of the definitive merger agreement, Altair will commence a tender offer within ten business days to acquire all of the outstanding shares of common stock of Datawatch for $13.10 per share in cash. This represents a 35% percent premium to the closing price of Datawatch’s common stock on November 2, 2018. The tender offer is subject to customary closing conditions, including the tender of at least a majority of the outstanding shares of Datawatch common stock and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Following the closing of the tender offer, a wholly-owned subsidiary of Altair will merge with and into Datawatch, with each share of Datawatch common stock that has not been tendered being converted into the right to receive the same $13.10 per share in cash offered in the tender offer. The transaction is anticipated to close in the fourth quarter of 2018.

Funding for the transaction will come primarily from cash, coupled with utilization of borrowings under Altair’s existing credit facility.

RBC Capital Markets, LLC is acting as exclusive financial advisor to Altair. GCA Advisors is acting as exclusive financial advisor to Datawatch. Legal counsel for Altair is Lowenstein Sandler LLP and legal counsel for Datawatch is Choate Hall & Stewart LLP.

Conference Call Details

Altair will host a conference call and webcast today, November 5, 2018, at 8:30 a.m. (Eastern Time), to discuss the details of the acquisition. Please note this call will only review today’s announcement. The Company will release and review its third quarter 2018 results in its regularly scheduled earnings conference call after the close of market on Thursday, November 8th, 2018 at 4:30 p.m.

When:	Monday, November 5, 2018
Time:	8:30 a.m. ET
Live Call:	(866) 754-5204, Domestic
(636) 812-6621, International
Webcast:	http://investor.altair.com (live and replay)

About Altair (Nasdaq: ALTR)

Altair transforms design and decision making by applying simulation, machine learning and optimization throughout product lifecycles. Altair’s broad portfolio of simulation technology and patented units-based software licensing model enable Simulation-Driven Innovation™ for Altair’s customers. With more than 2,000 employees, Altair is headquartered in Troy, Michigan, USA and operates 71 offices throughout 24 countries. Altair serves more than 5,000 customers across broad industry segments.

About Datawatch (Nasdaq-CM: DWCH)

Datawatch is the data intelligence provider with market leading enterprise data preparation, predictive analytics and visualization solutions that fuel business analytics. Datawatch positions individuals and organizations to master all data – no matter the origin, format or narrative – resulting in faster time to insight. Datawatch solutions are architected to drive the use of more data, foster more trust and incorporate more minds into business analytics. Thousands of organizations of all sizes in more than 100 countries worldwide use Datawatch products, including 93 of the Fortune 100. Datawatch is headquartered in Bedford, Massachusetts, with offices in New York, London, Toronto, Stockholm, Singapore and Manila.

Additional Information about the Transaction

The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Datawatch or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) and Datawatch will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Offer with the SEC. The offer to purchase shares of Datawatch common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Dallas Merger Sub, Inc. and Altair, and the solicitation/recommendation statement will be filed with the SEC by Datawatch. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to D.F. King & Co., Inc. toll-free at (877) 864-5060.

Cautionary Language Concerning Forward-Looking Statements

This communication may contain, in addition to historical information, certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements relating to Altair’s and Datawatch’s expectations regarding the completion and timing of the closing of the pending acquisition and their views regarding the opportunities resulting from the combination of Altair and Datawatch. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results, performance or achievements of Altair or Datawatch following completion of the Offer and the merger described herein (collectively, the “Transactions”) to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include: (i) the risk that not all conditions of the Offer or the merger will be satisfied or waived, (ii) uncertainties associated with any aspect of the Transactions, including uncertainties relating to the anticipated timing of filings and approvals relating to the Transactions, the outcome of any legal proceedings that may be instituted with respect to the Transactions, the expected timing of completion of the Transactions, the satisfaction of the conditions to the consummation of the Transactions and the ability to complete the Transactions, (iii) the risk that the combined company may not be able to sustain Altair’s recent growth rate or grow at all, (iii) the risk that the combined company may not be able to maintain Altair’s culture of innovation, teamwork, and communication, (iv) the risk that the combined company’s existing customers or users do not increase their usage of the combined company’s software, or that new customers are not added, (v) risks associated with the difficulty of predicting new customer generation due to the length of sales cycles impacting the combined company, (vi) risks associated with integrating acquired companies, (vii) the risk that the combined company’s customers may reduce their spending on product design and development activities, (viii) risks associated with dependence on annual renewals of software licenses, (ix) risks associated with the need for the combined company to develop additional industry verticals, (x) risks associated with the significant competition that the combined company is likely to face, (xi) the susceptibility of Altair and Datawatch to factors affecting the primary industries that they serve, (xii) the risks associated with the fact that the quarterly results of the combined company may fluctuate significantly and not fully reflect the underlying performance of the combined company’s business and (xiii) other risks detailed in the section entitled “Risk Factors” in Altair’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by Altair’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, and Datawatch’s Annual Report on Form 10-K for the year ended September 30, 2017. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s and Datawatch’s views as of the date of this press release. Altair and Datawatch anticipate that subsequent events and developments may cause their views to change. Altair and Datawatch undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in their expectations or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views or Datawatch’s views as of any date subsequent to the date of this press release.

Investor Relations – Altair	Investor Relations – Datawatch

Brian Denyeau	Mary Conway
ICR	Conway Communications
248-614-2400 ext. 346	(781) 772-1679
ir@altair.com	marytconway@comcast.net

Media Relations –Altair	Media Relations - Datawatch
Dave Simon	Frank Moreno
Altair	Datawatch
248-614-2400 ext. 332	978-275-8225
pr@altair.com	frank_moreno@datawatch.com

Source: Altair Engineering Inc.